                                                                     EXHIBIT 3.2


                                    BYLAWS

                                      OF

                       TCI PACIFIC COMMUNICATIONS, INC.

                              (THE "CORPORATION")

                          ADOPTED AS OF JULY 31, 1996


                                   PREAMBLE



     These Bylaws contain provisions for the regulation and management of the affairs of the Corporation. They are based in part upon provisions of the Delaware General Corporation Law (the "Law") and the Certificate of Incorporation (the "Certificate") in effect on the date of adoption. If these Bylaws conflict with the Law or the Certificate as the result of subsequent changes in the Law, an intervening amendment of the Certificate or otherwise, the Law and the Certificate shall govern. In using these Bylaws, reference should also be made to the then current provisions of the laws of Delaware, the Law and the Certificate.


                    ARTICLE I - OFFICES AND CORPORATE SEAL

     Section 1.  Registered Office.  The registered office of the Corporation
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within the State of Delaware shall be in the City of Wilmington, County of New
Castle. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors (the "Board") shall from time to time determine or the business of the Corporation may require.


     Section 2.  Corporate Seal.  The seal of the corporation shall have
     ----------  ---------------
inscribed thereon the word "Seal". The Board shall have power to alter the same at its pleasure.


                   ARTICLE II - SHARES AND TRANSFER THEREOF

     Section 1.  Share Certificates.  The shares of the Corporation shall be
     ----------  -------------------
represented by certificates signed by the Chairman of the Board (the "Chairman"), the Vice Chairman of the Board (the "Vice Chairman"), the President, an Executive Vice President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. In case any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 2.Issuance of New Certificate.  No new certificates evidencing shares
--------------------------------------
shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

Section 3.Lost or Destroyed Certificates.  In case of loss or destruction of any
-----------------------------------------
certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board.


                ARTICLE III - STOCKHOLDERS AND MEETINGS THEREOF

     Section 1.  Stockholders of Record.  Only stockholders of record on the
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books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by state law.

     Section 2.  Location of Stockholder Meetings.  Meetings of stockholders
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shall be held at the principal office of the Corporation or at such other place, either within or without of the state of its incorporation, as may be designated in the notice of meeting.

     Section 3.  Annual Meeting of Stockholders.  In the absence of a resolution
     ----------  -------------------------------
of the Board providing otherwise, the annual meeting of stockholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on September 1, if the same is not a legal holiday, and if a legal holiday, then on the next succeeding business day. If a quorum is not present, the meeting may be adjourned from time to time.

     Section 4.  Special Meetings of Stockholders.  Special meetings of
     ----------  ---------------------------------
stockholders may be called by the Chairman, the Vice Chairman, the President, (or in such person's absence, by an Executive Vice President, or a Senior Vice President or a Vice President), the Board, or the holders of not less than one-tenth (1/10) of all shares entitled to vote on the subject matter for which the meeting is called.

     Section 5.  Notice of Stockholder Meetings.  Written or printed notice
     ----------  -------------------------------
stating the place, day, and hour of the stockholders' meeting, and in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Vice Chairman, the President, the Secretary, the Board, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a quorum for the transaction of business shall not be represented at the meeting, the meeting shall be adjourned by the stockholders present.

     Section 6.  Quorum.  A quorum at any meeting of stockholders shall consist
     ----------  -------
of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Certificate or the Bylaws and except for the election of directors. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Section 7.  Proxies.  (a) Each stockholder entitled to vote at a meeting of
     ----------  --------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder by proxy, pursuant to subsection (a) of this section, the following shall constitute a valid means by which a stockholder may grant such authority.

     (1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or its authorized officer, director, employee, or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

     (2) A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

     Any copy, facsimile telecommunication, or other reliable reproductions of the writing of transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long, as it is coupled with an interest sufficient in law to support an irrevocable power.

     Section 8.  Consent in Lieu of Meeting.  Any action required or permitted
     ----------  ---------------------------
to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing.


                 ARTICLE IV - DIRECTORS, POWERS, AND MEETINGS

     Section 1.  Board of Directors.  The business and affairs of the
     ----------  -------------------
Corporation shall be managed by a board of one or more persons who need not be stockholders of the Corporation or residents of the state of incorporation unless required by state law, and who shall be elected at the annual meeting of stockholders or any adjournment thereof. The number of directors may be increased or decreased by action of the stockholders from time to time. Directors shall hold office until the next succeeding annual meeting of stockholders or until their earlier resignation or removal or until their successors have been elected and qualified; however, no provision of this section shall be restrictive upon the right of the Board to fill vacancies or upon the right of stockholders to remove directors as is hereinafter provided.

     Section 2.  Annual Meeting of Board of Directors.  A regular meeting of the
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Board for the purpose of electing officers and the transaction of such other business as may come before the meeting shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith.

     Section 3.  Special Meetings of Board of Directors.  Special meetings of
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the Board may be called at any time by the Chairman, the Vice Chairman, the
President (or in such person's absence, by an Executive Vice President, a Senior Vice President or a Vice President), or a majority of the directors in office and may be held within or outside the state of incorporation. Notice need not be given. Special meetings of the board may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law. Unless specifically required by law, the Certificate, or the Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     Section 4.  Quorum.  A quorum at all meetings of the Board shall consist of
     ----------  -------
a majority of the number of directors then fixed by the Bylaws or by action of the Board, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Certificate, the Bylaws, or Law.

     Section 5.  Vacancies.  Any vacancy occurring in the Board may be filled by
     ----------  ----------
the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office, and shall hold such office until such person's earlier resignation or removal or until such person's successor has been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the directors then in office or by an election at an annual meeting or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders or until such person's successor has been elected and qualified.

     Section 6.  Compensation of Directors.  Directors may receive such fees as
     ----------  --------------------------
may be established by appropriate resolution of the Board for attendance at meetings of the Board, and in addition thereto, may receive reasonable traveling expense, if any is required, for attendance at such meetings.

     Section 7.  Executive Committee.  The Board may, by resolution passed by a
     ----------  --------------------
majority of the whole Board, designate an Executive Committee (the "Committee") to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of the Committee, the member or members present at any meeting and not disqualified from voting, whether or not such person(s) constitute(s) a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Committee shall have and may exercise to the fullest extent permitted by the Law, all the powers and authority of the Board in the management of the business and affairs of the Corporation, may act by and execute written consents, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 8.  Removal of Directors.  Any director or the entire Board may be
     ----------  ---------------------
removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) Unless the Certificate otherwise provides, in the case of a corporation whose Board is classified, stockholders may effect such removal only for cause; or, (2) In the case of a corporation having cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against such person's removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors which such person is a part.

     Section 9.   Meetings by Telephone. Members of the Board may participate in
     ----------   ----------------------
and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person(s) so participating.

     Section 10.  Action Without a Meeting.  Any action which is required to be
     -----------  -------------------------
taken at a meeting of the directors, or of any committee of the directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by all of the members of the board or of the committee as the case may be. The consents shall be filed in the corporate records. Action taken is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.


                             ARTICLE V - OFFICERS

     Section 1.  Elective Officers.  The elective officers of the Corporation,
     ----------  ------------------
who need not be directors, shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected by the Board at its first meeting after the annual meeting of stockholders. Unless removed in accordance with procedures established by state law and the Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board or until their respective successors have been elected and qualified. An officer may, unless prohibited by state law, hold more than one office except that no such officer shall execute, acknowledge, or verify any instrument in more than one (1) capacity if any such instrument is required by the Law, by the Bylaws, or by resolution of the Board, to be executed, acknowledged, or verified by any two
(2) or more officers.

     Section 2.  Additional Officers.  The Board may elect or appoint a
     ----------  -------------------
Chairman, a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as it may deem advisable, who shall hold office during the pleasure of the Board, and shall be paid such compensation as may be directed by the Board. The Chairman, if any, the Vice Chairman, if any, the President, the Executive Vice President(s), if any, and the Senior Vice President(s), if any, shall individually or collectively, be known as the "Administrative Officers."

     Section 3.  Powers and Duties.  The officers of the Corporation shall
     ----------  -----------------
respectively exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the Board.

     (a)  Chairman of the Board.  The Chairman, if any, shall preside at all
          ---------------------
          meetings of the stockholders and the Board. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board.

     (b)  Vice Chairman of the Board.  The Vice Chairman, if any, shall, in the
          --------------------------
          absence of the Chairman, preside at all meetings of the stockholders and the Board. Except where, by law, the signature of the President is required, the Vice Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board. In the absence of the Chairman, the Vice Chairman shall perform all the duties of the Chairman.

     (c)  President.  The President shall preside at all meetings of the
          ---------
          stockholders and of the Board in the absence of the Chairman and Vice Chairman. The President, any Executive Vice President, any Senior Vice President, or any Vice President, unless some other person is specifically authorized by the Board, shall sign all bonds, deeds, mortgages, leases, and contracts of the Corporation. The President, any Executive Vice President, any Senior Vice President, or any Vice President, unless some other person is specifically authorized by the Board, shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other right of ownership with respect to shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust, or similar interest held by the Corporation. The President shall perform all the duties commonly incident to the office and such other duties as the Chairman, the Vice Chairman, or the Board shall designate.

     (d)  Executive Vice President.  The Executive Vice President(s), if any,
          ------------------------
          shall perform such duties as assigned to such person by the Chairman, the Vice Chairman, the President or the Board. In the absence or disability of the President, an Executive Vice President shall perform all duties of the President. If there is more than one person holding the office of Executive Vice President, the Executive Vice President designated by the Chairman, the Vice Chairman, the President, or the Board, shall in the absence or disability of the President perform all duties of the President.

     (e)  Senior Vice President.  In the absence or disability of an Executive
          ---------------------
          Vice President, a Senior Vice President, shall perform all duties of an Executive Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions of an Executive Vice President. If there is more than one person holding the office of Senior Vice President, the Senior Vice President designated by Chairman, the Vice Chairman, the President, any Executive Vice President, or the Board, shall in the absence or disability of the President or an Executive Vice President, perform all duties of the

          President or an Executive Vice President. Each Senior Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such person by the Chairman, the Vice Chairman, the President, any Executive Vice President or the Board.

     (f)  Vice President.  In the absence or disability of a Senior Vice
          --------------
          President, a Vice President, shall perform all duties of a Senior Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions of a Senior Vice President. If there is more than one person holding the office of Vice President, the Vice President designated by any Administrative Officer or the Board, shall in the absence or disability of the President, an Executive Vice President or a Senior Vice President, perform all duties of the President, an Executive Vice President or a Senior Vice President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such person by any Administrative Officer or the Board.

     (g)  Assistant Vice President.  An Assistant Vice President, if any, may,
          ------------------------
          at the request of any Administrative Officer, any Vice President, or the Board, perform all the duties of a Vice President, and when so acting shall have all the powers of, and be subject to all the restrictions on a Vice President. An Assistant Vice President shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, or the Board.

     (h)  Secretary.  The Secretary shall keep accurate minutes of all meetings
          ---------
          of the stockholders and the Board. The Secretary shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders or of the Board. The Secretary shall be custodian of the records and of the seal, if any, of the Corporation. The Secretary shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.

     (i)  Assistant Secretary.  An Assistant Secretary, if any, may, at the
          -------------------
          request of any Administrative Officer, any Vice President, the Secretary, or the Board, in the absence or disability of the Secretary, perform all of the duties of the Secretary. If there is more than one person holding the office of Assistant Secretary, the Assistant Secretary designated by any Administrative Officer, any Vice President, the Secretary, or the Board shall in the absence or disability of the Secretary perform all duties of the Secretary. An Assistant Secretary shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Secretary, or the Board.

     (j)  Treasurer.  The Treasurer, subject to the order of the Board, shall
          ---------
          have the care and custody of the money, funds, valuable papers, and documents of the Corporation. The Treasurer shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by any Administrative Officer, any Vice President, or the Board. The Treasurer shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.

     (k)  Assistant Treasurer.  An Assistant Treasurer, if any, may, at the
          -------------------
          request of any Administrative Officer, any Vice President, the Treasurer, or the Board in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. If there is more than one person holding the office of Assistant Treasurer, the Assistant Treasurer designated by any Administrative Officer, any Vice President, the Treasurer, or the Board shall in the absence or disability of the Treasurer perform all duties of the Treasurer. The Assistant Treasurer shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Treasurer, or the Board.

     (l)  Additional Officers.  Any additional officers elected or appointed by
          -------------------
          the Board shall have such titles and perform such duties as may be assigned by the Board.

     Section 4.  Compensation of Officers.  All officers of the Corporation may
     ----------  ------------------------
receive salaries or other compensation if so ordered and fixed by the Board. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

     Section 5.  Delegation of Duties.  In the event of absence or inability of
     ----------  --------------------
any officer to act, the Board may delegate the powers or duties, in addition to any other powers or duties specifically authorized in this Article V, of such officer to any other officer, director, or person whom it may select.

     Section 6.  Removal of Officers.  Any officer or agent may be removed by
     ----------  -------------------
the Board, at a meeting called for that purpose, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.


                             ARTICLE VI - FINANCE

     Section 1.  Deposits and Withdrawals; Notes and Commercial Paper.  The
     ----------  -----------------------------------------------------
monies of the Corporation shall be deposited in the name of the Corporation in such bank(s) or trust company(ies), as the Board shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person(s) as the Board, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer(s) or agent(s) as shall thereunto be authorized from time to time.

     Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
     ----------  ------------
January 1 to December 31 or as determined by resolution of the Board.


                        ARTICLE VII - WAIVER OF NOTICE

     Any stockholder, officer, or director may waive, in writing, any notice required to be given by state law or under the Bylaws, whether before or after the time stated therein.


                        ARTICLE VIII - INDEMNIFICATION

     Section 1.  General.  The Corporation shall indemnify and hold harmless, to
     ----------  --------
the fullest extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) judgments, penalties, fines and amounts paid in settlement actually and actually reasonably incurred by such person in connection with the proceeding. However, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of the Corporation. If a person is not wholly successful in defense of a proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in a proceeding, the Corporation shall indemnify such person against all expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter For purposes of this Section and without limitation, the termination of any claim, issue or matter in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 2.  Advances For Expenses.  The Corporation shall pay the
     ----------  ----------------------
reasonable expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a
             --------  -------
director or officer in advance of the final disposition of the proceeding shall be made only upon a receipt of an undertaking by the director or officer to repay all expenses (including attorneys' fees) advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board in its discretion upon such terms and conditions, if any, as it deems appropriate.

     Section 3.  Rights Not Exclusive.  The rights conferred on any person by
     ----------  ---------------------
this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided for by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4.  Claims.  Notwithstanding any other provision of this Article,
     ----------  ------
if a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

     Section 5.  Other Indemnification.  In the event of any payment under this
     ----------  ---------------------
Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the recipient of the payment, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. The Corporation shall not be liable to make any payment of amounts otherwise indemnifiable or subject to advancement hereunder if and to the extent that a person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. The Corporation's obligation to indemnify or advance expenses hereunder to a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Section 6.  Amendment Or Repeal.  Any repeal or modification of the
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foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                            ARTICLE IX - AMENDMENTS

     These by-laws may be altered or repealed, and new by-laws made, by the Board, but the stockholders may make additional by-laws and may alter and repeal and by-laws whether adopted by them or otherwise.